                            CASH COLLATERAL AGREEMENT

     THIS CASH COLLATERAL AGREEMENT (this "Agreement") is made as of August 19, 2005 by and among VYTERIS HOLDINGS (NEVADA), INC., a Nevada corporation (the "Company"), the investors signatory hereto (each, an "Investor" and, collectively, the "Investors"), and WACHOVIA BANK, NATIONAL ASSOCIATION (the "Collateral Agent"). Capitalized terms used herein but not defined have the respective meanings set forth in the Securities Purchase Agreement, dated as of August 19, 2005, between each Investor and the Company (the "Purchase Agreement").

     WHEREAS, on the terms and subject to the conditions set forth in the Purchase Agreement, each Investor has agreed to purchase from the Company, severally and not jointly with any other Investor, one or more Senior Secured Convertible Debentures (each a "Debenture" and, collectively, the "Debentures");

     WHEREAS, pursuant to the Purchase Agreement, on each Closing Date each Investor will deduct from the Purchase Price and deposit into a cash collateral account (the "Collateral Account") an amount of cash (the "Collateral Amount") equal to the aggregate amount of interest scheduled to accrue on the Debentures being purchased on such Closing Date during the period beginning on such Closing Date and ending on the two (2) year anniversary of such Closing Date, assuming for such purpose that the aggregate original principal amount of the Debentures remains outstanding through the last day of such period (each such deposit being referred to as the "Deposited Collateral Amount");

     WHEREAS, the Company and each Investor have requested that the Collateral Agent (i) hold the Collateral Amount as secured party for the benefit of the Investors and successor holders of the Debentures (each, a "Holder" and, collectively, the "Holders") to secure the Company's performance of its obligations under the Debentures and (ii) disburse the Collateral Amount pursuant to the terms of this Agreement; and

     WHEREAS, the Collateral Agent is willing to hold the Collateral Amount as secured party for the benefit of the Holders and to disburse the Collateral Amount pursuant to the terms of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                       ESTABLISHMENT OF COLLATERAL ACCOUNT

     1.1 The parties hereby agree to establish the Collateral Account or, if the Collateral Account has been established prior to the date hereof, hereby ratify and approve such action.

Each Investor shall, on each Closing Date, deduct from the Purchase Price payable by it and deposit in the Collateral Account such Investor's Pro Rata Share of the Deposited Collateral Amount by means a wire transfer made in accordance with the instructions attached as Exhibit A hereto. The name of each Investor and its Pro Rata Share of the Deposited Collateral Amount with respect to the Initial Closing are set forth on Schedule A attached hereto.

     1.2 The Company and each Investor hereby directs the Collateral Agent to invest and reinvest the Collateral Amount in Wachovia Trust Money Access Account CUSIP # 997981022 (the "Initial Investment"). The Company and each Investor acknowledge receipt of a prospectus and/or disclosure materials associated with the Initial Investment, either through means of hardcopy or via access to the website associated with the Initial Investment. Each party acknowledges that it has reviewed the Initial Investment and agrees that it constitutes an appropriate investment of the Collateral Amount. The Company and a majority in interest of the Holders may change the investment in which amounts contained in the Collateral Account are invested (subject to applicable minimum investment requirements) by furnishing written joint instructions to the Collateral Agent; provided, however, that no such reinvestment may be made except in:

          a. direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

          b. certificates of deposit issued by any bank, bank and trust company, or national banking association (including the Collateral Agent and its affiliates), and insured by the Federal Deposit Insurance Corporation or a similar governmental agency;

          c. repurchase agreements with any bank, trust company, or national banking association (including the Collateral Agent and its affiliates); or

          d. any institutional money market fund offered by the Collateral Agent, including any institutional money market fund managed by the Collateral Agent or any of its affiliates.

     If the Collateral Agent has not received written joint instructions from the Company and each Holder at the time that an investment decision must be made with respect to amounts contained in the Collateral Account, the Collateral Agent shall invest such amount, or such portion thereof as to which no written direction has been received, in investments described in clause (d) above. Each of the foregoing investments shall be made in the name of the Collateral Agent. No investment shall be made in any instrument or security that has a maturity of greater than six (6) months. Notwithstanding anything to the contrary contained herein, the Collateral Agent may, without notice to the Company or any Holder, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any disbursement of amounts contained in the Collateral Account that is permitted or required hereunder. All investment earnings shall become part of the Collateral Amount and investment losses shall be charged against the Collateral Amount. The Collateral Agent shall not be liable or responsible for loss in the value of any investment made pursuant to this Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Collateral

Amount. With respect to any Collateral Amount received by the Collateral Agent after ten o'clock, a.m., Boston, Massachusetts, time, the Collateral Agent shall not be required to invest such funds or to effect any investment instruction until the next Business Day.

     1.3 The Company shall be responsible for any taxes due or payable in respect of interest generated by the investment of the Collateral Amount. The Company's federal tax identification number, as set forth on the signature page hereof, shall be used to open the Collateral Account.

                                   ARTICLE II

                                SECURITY INTEREST

     2.1 As security for the payment and performance of all of the Company's indebtedness, liabilities and other obligations under and pursuant to the Debentures, including all unpaid principal of and all interest accrued thereon, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against the Company of any bankruptcy or insolvency proceeding naming the Company as the debtor in such proceeding (collectively, the "Obligations"), the Company hereby grants to the Collateral Agent, in its capacity as secured party and as agent for the Holders, and to each Holder ratably in accordance with each Holder's Pro Rata Share, a security interest in all of the Company's right, title and interest in, to and under all funds held by the Collateral Agent under or pursuant to this Agreement, including without limitation the Collateral Amount and all proceeds of any and all of the foregoing, in each case whether presently existing or owned or hereafter arising or acquired (collectively, the "Pledged Collateral").

     2.2 This Agreement shall create a continuing security interest in the Pledged Collateral which shall remain in effect until the Release Date (as defined below) and thereafter until all of the Pledged Collateral has been disbursed in accordance with Article III hereof.

     2.3 The Company shall (i) execute and deliver to the Collateral Agent, to hold on behalf and at the direction of the Holders, and the Company hereby authorizes the Collateral Agent to file or cause to be filed (with or without the Company's signature), at any time and from time to time, all such financing statements, continuation financing statements, termination statements, notices, and all other documents and instruments which the Collateral Agent or any Holders may reasonably request, in form reasonably satisfactory to the Collateral Agent or any Holders, as the case may be, and (ii) take such other action, which the Collateral Agent or any Holder may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the pledge of and security interest in the Pledged Collateral and to accomplish the purposes of this Agreement. The Company ratifies and authorizes the filing by the Collateral Agent of any financing statements filed prior to the date hereof.

     2.4 The Company shall not be entitled to withdraw or otherwise take possession of or exercise control over any of the Pledged Collateral other than as expressly provided in this Agreement.

     2.5 Except for the accounting for funds actually received by the Holders, no Holder shall have any duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Pledged Collateral. The Company agrees that Holders shall have no responsibility to the Company with respect to any losses sustained on any item of, or investment in, the Pledged Collateral or for any failure to realize any yields desired by the Company.

     2.6 The Company represents and warrants to each Holder that the Company's chief executive office and principal place of business, and all books and records concerning the Pledged Collateral, are located at its address set forth in the Purchase Agreement; and the Company's jurisdiction of organization and the Company's exact legal name each is as set forth in the first paragraph of this Agreement.

     2.7 The Company waives, to the fullest extent permitted by law, any right to require the Holders (a) to proceed against any Person, (b) to exhaust any other collateral or security for any of the Obligations, (c) to pursue any remedy, or (d) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Pledged Collateral.

     2.8 So long as any of the Obligations remain unsatisfied, the Company agrees that:

          (a) The Company will, at its own expense, appear in and defend any action, suit or proceeding which purports to affect its title to, or right or interest in, the Pledged Collateral or the security interest of the Holders therein and the pledge to Holders thereof.

          (b) The Company shall give prior written notice to Holders and to the Collateral Agent (and in any event not less than thirty (30) days' written notice prior to any such change) of: (i) any change in the location of the Company's chief executive office or principal place of business; (ii) any change in the location of books and records pertaining to Pledged Collateral; (iii) any change in its name; (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (v) any change in its jurisdiction of organization; or (vi) any change in its registration as an organization (or any new such registration).

          (c) The Company will not convey, transfer, assign or otherwise dispose of or transfer the Pledged Collateral or any right, title or interest therein, nor will the Company create, incur or permit to exist any pledge, security interest, assignment, deposit arrangement, charge or encumbrance or other lien, upon or with respect to the Pledged Collateral, other than the security interest of and pledge to the Holders created by this Agreement.

          (d) The Company will promptly, upon the written request from time to time of the Collateral Agent, execute, acknowledge and deliver, and file and record, all such financing statements and other documents and instruments, and take all such action, as shall be reasonably necessary to carry out the purposes of this Agreement.

                                   ARTICLE III

                        DISBURSEMENT OF COLLATERAL AMOUNT

     3.1 The Collateral Agent shall disburse the Collateral Amount as follows:

          (i) On or before the fifth (5th) Business Day prior to each Scheduled Interest Payment Date (as defined below), the Company shall deliver to the Collateral Agent and to each Holder a written notice signed by the Chief Financial Officer of the Company (an "Interest Payment Notice"), which notice shall (A) specify the amount of interest accrued and owing on the Debentures on such date, both in the aggregate and as to each Holder and (B) certify that a copy of such notice has been delivered to each Holder. If the Company chooses or is required under the Debentures to pay all or a portion of such interest in cash, the Interest Payment Notice shall so state and shall direct the Collateral Agent to pay from the Collateral Account to the Holders in the respective amounts specified in such notice cash in an amount equal to such interest to be paid in cash. If the Company chooses to pay all or a portion of such interest in Common Stock, and the conditions to do so are satisfied, the Interest Payment Notice shall so specify. Upon written confirmation from each Holder that it has received payment of interest in shares of Common Stock, the Collateral Agent shall pay from the Collateral Account to the Company cash in an amount equal to the aggregate amount of such interest paid in Common Stock. Each Holder shall be obligated to provide such written confirmation promptly after receipt of payment of interest in shares of Common Stock. In the event that the Company does not deliver an Interest Payment Notice on or before such fifth Business Day (in which case the Company shall be required to pay such interest in cash), or if the Collateral Agent receives notice from a Holder that conflicts with or disputes any information contained in an Interest Payment Notice, the Collateral Agent shall make payment of any undisputed amounts in accordance with this paragraph 3.1(i), but shall not be obligated to make any payment under this paragraph 3.1(i) with respect to any disputed payments except pursuant to the procedures described in Section 4.8 below. For purposes of this Agreement, "Scheduled Interest Payment Date" means each March 31, June 30, September 30 and December 31 of each calendar year while the Debentures are outstanding, with the first Scheduled Interest Payment Date occurring on September 30, 2005 (or if any such day is not a Business Day, on the next succeeding Business Day).

          (ii) In the event that the Company exercises its right to require a Forced Conversion (as defined in the Debentures, a "Forced Conversion"), then on or before the fifth (5th) Business Day prior to the effective date of such Forced Conversion (a "Forced Conversion Date", the Company shall deliver to the Collateral Agent and to each Holder a written notice signed by the Chief Financial Officer of the Company (a "Forced Conversion Release Notice"), which notice shall (A) specify the principal amount of the Debentures that are subject to such Forced Conversion, (B) specify the amount of interest accrued and owing as of the Forced Conversion Date on the Debentures to be so converted on such Forced Conversion Date, both in the aggregate and as to each Holder of Debentures to be so converted, (C) if the Forced Conversion Date occurs prior to the (18) month anniversary of the date on which a Debenture was originally issued, specify the amount of interest, if any, that would have accrued on the principal amount of such Debenture during the period beginning on the Forced Conversion Date and ending on such eighteen (18) month anniversary (the "Make-Whole Amount"), and (D) certify that a copy of such notice has been delivered to each Holder. If the Company chooses or is required under the Debentures subject to a Forced Conversion to pay all or a portion of the Make-Whole Amount or accrued interest in cash, the Forced Conversion Release Notice shall so state and shall direct the Collateral Agent to pay from the Collateral Account to the Holders in the respective amounts specified in such Forced Conversion Release Notice cash in an amount equal to such Make-Whole Amount and accrued interest to be paid in cash. If the Company chooses (and is entitled) to pay all or a portion of the Make-Whole Amount and/or such interest in Common Stock, then the Forced Conversion Release Notice shall so state. In such event, each Holder shall deliver written confirmation to the Collateral Agent promptly upon its receipt of the Conversion Shares to which it is entitled in respect of such Forced Conversion (including, if applicable, Conversion Shares in respect of accrued interest and in respect of the Make-Whole Amount) and, upon receipt of such confirmation, the Collateral Agent shall pay from the Collateral Account to the Company cash in an amount equal to the aggregate amount of the Make-Whole Amount and accrued interest paid in Common Stock as specified in such confirmation. In the event that the Collateral Agent receives notice from a Holder that conflicts with or disputes any information contained in an Forced Conversion Release Notice, the Collateral Agent shall make payment of any undisputed amounts in accordance with this paragraph 3.1(ii), but shall not be obligated to make any payment under this paragraph 3.1(ii) with respect to any disputed payments except pursuant to the procedures described in Section 4.8 below.

     (iii) In the event that the Company pays all amounts of principal and interest owing on the Debentures in full pursuant to an Optional Redemption, and delivers written notice of such event to the Collateral Agent and each Holder (a "Prepayment Release Notice"), each Holder shall deliver written confirmation to the Collateral Agent of such payment. On the date that is within one Business Day of the date on which the Collateral Agent receives such confirmation from each Holder (the "Prepayment Release Date"), the Collateral Agent will disburse any amounts then maintained in the Collateral Account to the Company; provided, however, that if the Collateral Agent receives notice from any Holder that conflicts with or disputes any information contained in a Prepayment Release Notice, the Collateral Agent shall not make any payment under this paragraph 3.1(iii) except pursuant to the procedures described in Section 4.8 below.

     (iv) In the event that one or more Holders declares a Mandatory Redemption under such Holder's Debenture(s) and delivers written notice of such event to the Collateral Agent and each other Holder (a "Mandatory Redemption Release Notice"), then on the date that is within one Business Day of the date of the delivery of such notice to the Collateral Agent (the "Mandatory Redemption Release Date"), the Collateral Agent will disburse a Pro Rata Share of all amounts then maintained in the Collateral Account (including in the calculation of Pro Rata Share only those Debentures that remain outstanding as of the Mandatory Redemption Release Date), if any, to each Holder that has provided a Mandatory Redemption Release Notice, with the remainder to continue to be held in accordance with this Agreement. If all Holders of outstanding Debentures have issued Mandatory Redemption Release Notices, the Collateral Agent will disburse all remaining amounts then maintained in the Collateral Account as follows: (A) first, to each Holder, pro rata, in accordance with such Holder's Pro Rata Share (including in the calculation of Pro Rata Share only those Debentures that remain outstanding as of the Mandatory Redemption Release Date), in an amount not to exceed the amounts (including outstanding principal and unpaid accrued interest) then due under the Debenture(s) held by such Holder; and (B) second, any remaining amounts to the Company; provided, however, that if the Collateral Agent receives notice from the Company or any Holder that conflicts with or disputes any information contained in a Mandatory Redemption Release Notice, the Collateral Agent shall not make any payment under this paragraph 3.1(iv) except pursuant to the procedures described in Section 4.8 below.

     3.2 Wire transfers to the Company or to any Investor shall be made pursuant to written instructions from time to time delivered by such party to the Collateral Agent.

                                   ARTICLE IV

                                COLLATERAL AGENT

     4.1 The Collateral Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, each Investor and the Collateral Agent.

     4.2 The Collateral Agent shall be obligated only for the performance of such duties as are specifically set forth herein and no duties shall be implied and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Collateral Agent to be genuine and to have been signed or presented by the proper party or parties. The Collateral Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement. The Collateral Agent's sole responsibility shall be for the safekeeping and disbursement of the Collateral Amount in accordance with the terms of this Agreement. Collateral Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Collateral Agent shall not be personally liable for any act the Collateral Agent may do or omit to do hereunder as the Collateral Agent while acting in good faith and in the absence of gross negligence, fraud or willful misconduct, and any act done or omitted by the Collateral Agent in good faith pursuant to the written advice of the Collateral Agent's outside legal counsel shall be conclusive evidence of such good faith. In no event shall the Collateral Agent be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Collateral Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Collateral Amount, any account in which the Collateral Amount is deposited, this Agreement, or to appear in, prosecute or defend any such legal action or proceeding. The Collateral Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in good faith in accordance with the opinion or instruction of such counsel. Company shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel, provided, however, if such amounts is not paid by the Company within 30 days of the date of the Collateral Agent's invoice, the each of the Holders shall be jointly and severally liable to pay such amounts.

     4.3 The Collateral Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law. If the Collateral Agent obeys or complies with any such order, judgment or decree, the Collateral Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     4.4 The Collateral Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Purchase Agreement or any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud or willful misconduct.

     4.5 The Collateral Agent shall be entitled to employ such experts as the Collateral Agent may deem necessary properly to advise the Collateral Agent in connection with the Collateral Agent's duties hereunder, may rely upon the advice of such experts, and may pay such experts reasonable compensation, the costs of which compensation shall be borne by the Company.

     4.6 The Collateral Agent's responsibilities as Collateral Agent hereunder shall terminate if the Collateral Agent shall resign by giving written notice to the Company and the Investors. Such resignation shall not be effective until the earlier of (x) thirty (30) days following delivery of such notice and (y) the appointment of a successor Collateral Agent. In the event of any such resignation, the Investors and the Company shall appoint a successor Collateral Agent and the Collateral Agent shall deliver to such successor Collateral Agent any funds and other documents held by the Collateral Agent hereunder or pursuant hereto.

     4.7 If the Collateral Agent reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     4.8 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the funds held by the Collateral Agent hereunder, or if otherwise permitted or required under this Agreement, the Collateral Agent is authorized and directed in the Collateral Agent's sole discretion (1) to retain in the Collateral Agent's possession without liability to anyone all or any part of said funds until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Collateral Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the funds held by the Collateral Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York in accordance with the applicable procedure therefor.

     4.9 The Company and each Investor agree jointly and severally to indemnify and hold harmless the Collateral Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses (including reasonable legal fees and expenses) in any way arising from or relating to the duties or performance of the Collateral Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Collateral Agent. Notwithstanding the foregoing, as between the Company and the Investors, the Company shall bear the cost of the Collateral Agent's fees and expenses for serving as Collateral Agent hereunder.

                                    ARTICLE V

                                  MISCELLANEOUS

     5.1 No failure on the part of any Holder to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to any Holder.

     5.2 Any notice, demand or request required or permitted to be given by the Collateral Agent, the Company or the Holders pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day and (ii) on the next Business Day after timely delivery to an overnight courier, addressed as follows:

                  If to the Company:

                  Vyteris Holdings (Nevada), Inc.
                  13-01 Pollitt Drive
                  Fair Lawn, NJ 07410
                  Attn:    Chief Financial Officer
                  Tel:     201-703-2299
                  Fax:     201-703-2295

                  with a copy to:

                  Lowenstein Sandler PC
                  65 Livingston Avenue
                  Roseland, New Jersey 07068
                  Attn: Peter H. Ehrenberg, Esq.
                  Tel:     973-597-2350
                  Fax:     973-597-2351

                  If to the Collateral Agent:

                  Wachovia Bank, National Association
                  Corporate Trust Department
                  200 Berkeley Street, 17th Floor
                  Boston, MA 02116
                  Attn:    Timothy Donmoyer
                  Tel:      (617) 210-3772
                  Fax:      (617) 210-3775
and if to any Holder, to such address for such Holder as shall appear on Exhibit B hereto or as shall be designated by such Holder in writing to the Collateral Agent and the Company in accordance with this Section 5.2. A copy of any notice or other communication delivered by or to the Collateral Agent shall concurrently be delivered to the Company and to each Holder.

     5.3 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto. The Company may not assign, transfer, or otherwise convey its rights, benefits, obligations or duties hereunder. Each of the Holders may assign all or a portion of its rights and obligations hereunder to any Person to whom such Holder assigns or otherwise transfers all or a portion of the Debentures held by such Holder. Upon any record assignment of a Debenture or any portion thereof, the Company shall promptly (and in any event prior to the next following Scheduled Interest Payment Date) give written notice of such assignment to the Collateral Agent and copies of such written notice to the assignor and assignee of such Debenture. Upon any such assignment, such assignee shall be entitled to enforce such Holder's rights and remedies under this Agreement to the same extent as if it were an original party hereto.

     5.4 This Agreement represents the entire agreement between or among the parties with respect to the subject matter hereof and supersedes all prior understandings or agreements, whether written or oral thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged. The recitals set forth above hereby incorporated into this Agreement as if fully set forth herein.

     5.5 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed against any party hereto as the preparer hereof, it being understood and agreed that each party participated equally in the negotiation and preparation hereof.

     5.6 The parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     5.7 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

     5.8 This Agreement may be executed by the parties hereto in more than one counterpart, each of which, when executed and delivered, shall be deemed to be an original and all of which together shall constitute one and the same document.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Cash Collateral Agreement as of date first written above.


VYTERIS HOLDINGS (NEVADA), INC.



By:      /s/ Michael McGuinness
         ----------------------
         Name: Michael McGuinness
         Title: Chief Financial Officer

Title:
Chief Financial Officer
Federal Tax ID No.: 84-1394211
                    ----------

     IN WITNESS WHEREOF, the parties hereto have executed this Cash Collateral Agreement as of date first written above.




COLLATERAL AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION



By: /s/ Evangelos Ntavos
    --------------------
     Name:  Evangelos Ntavos
     Title:  Assistant Vice President

     IN WITNESS WHEREOF, the parties hereto have executed this Cash Collateral Agreement as of date first written above.




INVESTORS:

SATELLITE STRATEGIC FINANCE ASSOCIATES, LLC

By:      Satellite Asset Management, L.P., its Manager


By:      /s/ Authorized Person
         -----------------------------------

SATELLITE STRATEGIC FINANCE PARTNERS, LTD.

By:      Satellite Asset Management, L.P., its Manager


By:      /s/ Authorized Person
         -----------------------------------

PALISADES MASTER FUND, L.P.


By:      /s/ Authorized Person
         -----------------------------------

QUBIT HOLDINGS LLC


By:      /s/ Authorized Person
         -----------------------------------